EXHIBIT 11

                               BALDOR ELECTRIC COMPANY AND SUBSIDIARIES
                               COMPUTATION OF EARNINGS PER COMMON SHARE


                                                          FISCAL YEAR

                                                 1993      1992     1991
                                       (In thousands, except per share amounts)

Primary

     Weighted average shares outstanding       17,865    17,668    17,486

     Dilutive stock options based on the
          treasury stock method using
          the average market price                846       652       421
                                               ------    ------    ------
     Total                                     18,711    18,320    17,907
                                               ======    ======    ======

Net Earnings                                  $19,426   $15,264   $11,922
                                              =======   =======   =======

Per Share Earnings                              $1.04      $.83      $.67
                                                =====      ====      ====
Fully Diluted

     Weighted average shares outstanding       17,865    17,668    17,486

     Dilutive stock options based on the
          treasury stock method using the
          year-end market price, if higher
          than average market price               993       862       421
                                               ------    ------    ------
     Total                                     18,858    18,530    17,907
                                               ======    ======    ======

Net Earnings                                  $19,426   $15,264   $11,922
                                              =======   =======   =======

Per Share Earnings                              $1.03      $.82      $.67
                                                =====      ====      ====
_______________
Note: Amounts for 1993-91 have been restated for a six-for-five stock split effected in the form of a 20% stock dividend which was declared during the fourth quarter 1993. See Note E to Annual Report to Shareholders for 1993.